Exhibit 3.1 (b)

ARTICLES OF AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION OF
RYDER SYSTEM, INC.

Pursuant to the provisions of Sections 607.1001 and 607.1006 of the Florida Business Corporation Act, Ryder System, Inc., a Florida corporation (the “Corporation”), hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation (the “Restated Articles of Incorporation”):

FIRST:     The name of the corporation is Ryder System, Inc.

SECOND:     ARTICLE V of the Restated Articles of Incorporation shall be deleted and replaced in its entirety with the following:
ARTICLE V
Shareholder Action
All actions required or permitted to be taken by the shareholders at an annual or special meeting of shareholders of the Corporation may be effected by the consent in writing of the holders of capital stock of the Corporation entitled to vote; provided that no such action may be effected except in accordance with the provisions of this Article V and applicable law. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article V.
(a) Request for Record Date. The record date for determining the shareholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article V. Any holder of capital stock of the Corporation seeking to have such shareholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation, delivered to the Corporation and signed by holders of record at the time such notice is delivered owning shares representing in the aggregate at least twenty five percent (25%) of the outstanding shares of capital stock of the Corporation, request that a record date be fixed for such purpose. For purposes of this Article V, the word “own” shall have the same meaning as in Article IV, Section 5(g)(2)(C) of the By-Laws of the Corporation, as may be amended from time to time. The terms “owned,” “owner,” “owning” and other variations of the word “own” shall have correlative meanings. Such request must contain the information set forth in paragraph (b) of this Article V. Following receipt of such request, the Board of Directors shall, by the later of (i) 20 days after the Corporation’s receipt of such request and (ii) five days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates may be effected by written consent of shareholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of shareholders in lieu of a meeting pursuant to this Article V and applicable law and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date upon which such resolution is adopted. If (x) the request required by this paragraph (a) has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article V and applicable law or (y) no such determination shall have been made by the date required by this paragraph (a), and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (f) of this Article V; provided that if prior action by the Board of Directors is required under the provisions of the Florida Business Corporation Act, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(b) Request Requirements. Any request required by paragraph (a) of this Article V (i) must be delivered by the holders of record owning at least twenty five percent (25%) of the outstanding shares of capital stock of the Corporation, who shall not revoke such request and who shall continue to own not less twenty five percent (25%) of the outstanding shares of capital stock of the Corporation through the date of delivery of consents signed by a sufficient number of shareholders to authorize or take such action, (ii) must contain an agreement to solicit consents in accordance with paragraph (d) of this Article V, (iii) must describe the action proposed to be taken by written consent of shareholders and (iv) must contain (1) such information and representations, to the extent applicable, then required by Article IV, Section 1 and Article IV, Section 5 of the Corporation's By-Laws as though such shareholder was intending to propose an amendment to the Amended and Restated Articles of Incorporation or By-Laws or other business to be brought before a meeting of shareholders and (2) the text of the proposed action to be taken (including the text of any resolutions to be adopted by written consent) and (v) must include documentary evidence that the requesting shareholder(s) own in the aggregate not less than twenty five percent (25%) of the outstanding shares of capital stock of the Corporation as of the date of such written request to the Secretary; provided, however, that if the shareholder(s) making the request are not the beneficial owners of the shares representing at least twenty five percent (25%) of the outstanding shares of capital stock of the Corporation, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within ten business days after the date on which the request is delivered to the Secretary) that the beneficial owners on whose behalf the request is made beneficially own at least twenty five percent (25%) of the outstanding shares of capital stock of the Corporation as of the date on which such request is delivered to the Secretary. If the action proposes to elect directors by written consent, the written request for a record date must also contain the information required by Article IV, Section 6 of the Corporation's By-Laws. The Corporation may require the shareholder(s) submitting such request to furnish such other information as may be reasonably requested by the Corporation. Any requesting shareholder may revoke his, her or its request at any time by written revocation delivered to the Secretary of the Corporation at the Corporation's principal executive offices. Any disposition by a requesting shareholder of any shares of capital stock of the Corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) after the date of the request, shall be deemed a revocation of the request with respect to such shares, and each requesting shareholder and the applicable beneficial owner shall certify to the Secretary of the Corporation on the day prior to the record date set for the action by written consent as to whether any such disposition has occurred. If the unrevoked requests represent in the aggregate less than twenty five percent (25%) of the outstanding shares of capital stock of the Corporation, the Board of Directors, in its discretion, may cancel the action by written consent and revoke the fixing of the record date established in connection therewith.
(c) Actions That May Be Taken by Written Consent. Shareholders are not entitled to act by written consent if (i) the request to act by written consent made pursuant to paragraph (a) of this Article V (x) does not comply with this Article V or the Corporation’s By-Laws, (y) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law, or (z) relates to an item of business that is not a proper subject for shareholder action under applicable law, (ii) any such request is received by the Corporation during the period commencing 90 days before the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the earlier of (x) the date of the next annual meeting of shareholders and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting of shareholders, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election or removal of directors, was presented at a meeting of shareholders held not more than 12 months before the request for a record date for such action is delivered to the corporation, (iv) a Similar Item consisting of the election or removal of directors was presented at a meeting of shareholders held not more than 90 days before the request for a record date was delivered to the corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), or (v) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special shareholders meeting that has been called but not yet held or that is called within 90 days after the request is received by the Secretary of the Corporation. The Board of Directors shall determine in good faith whether a record date is required to be set under the provisions of this Article V.

(d) Manner of Consent Solicitation. Shareholders may take action by written consent only if consents are solicited by the shareholder or shareholders seeking to take action by written consent of shareholders in accordance with this Article V, Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and applicable law from all holders of capital stock of the Corporation entitled to vote on the matter.
(e) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each shareholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 30 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article V and applicable law, and not later than 90 days after the record date, Consents signed by a sufficient number of shareholders to take such action are so delivered to this Corporation.
(f) Delivery of Consents. No Consents may be dated or delivered to the Corporation or its registered office in the State of Florida until 90 days after the delivery of a valid request to set a record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Florida or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the Secretary or such other officer of the Corporation as the Board of Directors may designate shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary or such other officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the removal of one or more members of the Board of Directors, the Secretary or such other officer of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (the “Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the Secretary, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, under this Article V. If after such investigation the Secretary, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders and the Consents shall be filed in such records. In conducting the investigation required by this paragraph (f), the Secretary, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
(g) Effectiveness of Consent. Notwithstanding anything in these Restated Articles of Incorporation to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Article V and applicable law. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article V or applicable law, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Article V or applicable law, then the Board of Directors shall not be required to fix a record date in respect of such proposed action, and any such purported action by written consent shall be null and void. No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as applicable, certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (f) of this Article V represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the Florida Business Corporation Act and these Restated Articles of Incorporation.
(h) Challenge to Validity of Consent. Nothing contained in this Article V shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the Secretary, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(i) Board-Solicited Shareholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article V shall apply to any solicitation of shareholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.
THIRD:     The foregoing amendments were adopted and approved by the shareholders of the Corporation at the Corporation's annual meeting of shareholders held on May 4, 2018. The number of votes cast for the foregoing amendment by the shareholders was sufficient for approval.

FOURTH:     In accordance with Section 607.0123 of the Florida Business Corporation Act, the foregoing amendments to the Restated Articles of Incorporation shall become effective immediately upon filing with the Florida Department of State.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on behalf of the Corporation on this 4th day of May, 2018.

RYDER SYSTEM, INC.

By:_/s/ Robert D. Fatovic_________
Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary